UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Elevation Series Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	See Following Page
(State of incorporation or organization)	(IRS Employer Identification No.)

1700 Broadway, Suite 1230 Denver, CO	80290
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:

333-265972

Securities to be registered pursuant to Section 12(g) of the Act:

None

Elevation Series Trust hereby amends its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 4, 2022 (the “Form 8-A”), as set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the funds listed below, each a separate series of Elevation Series Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 1 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-265972; 811-23812) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission:

Fund Name:	EIN
SRH U.S. Quality ETF	88-2796772

Item 2. Exhibits.

1.	The Trust's Second Amended Agreement and Declaration of Trust is included as Exhibit (a)(3) to the Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-265972; 811-23812), as filed on September 29, 2022, and incorporated herein by reference.

2.	The Trust's Amended By-Laws are included as Exhibit (b)(1) to the Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-265972; 811-23812) as filed on September 29, 2022, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ELEVATION SERIES TRUST

October 4, 2022	/s/ Bradley Swenson

Name: Bradley Swenson
Title: President